Report of Independent
Accountants
September 25, 1998

To the Shareholders
and Board of
Directors of
Salomon Brothers
2008 Worldwide Dollar
Government Term Trust
Inc


In planning and
performing our audit
of the financial
statements of Salomon
Brothers 2008
Worldwide Dollar
Government Term
Trust Inc (the "Fund")
for the year ended
July 31, 1998, we
considered its
internal control,
including control
activities for
safeguarding
securities, in
order to determine
our auditing
procedures for
the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, not to
provide assurance
on internal control.

The management of
the Fund is
responsible for
establishing and
maintaining
internal control.
In fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and
related costs
of controls.
Generally, controls
that are relevant
to an audit pertain
to the entity's
objective of
preparing financial
statements for
external purposes
that are fairly
presented in
conformity with
generally accepted
accounting
principles.
Those controls
include the
safeguarding of
assets against
unauthorized
acquisition, use
or disposition.
Because of inherent
limitations in
internal control,
errors or fraud
may occur and not
be detected.  Also,
projection of any
evaluation of
internal control
to future periods
is subject to the
risk that it may
become inadequate
because of changes
in conditions or
that the effectiveness
of the design and
operation may
deteriorate.
Our consideration of
internal control would
not necessarily
disclose all matters
in internal control
that might be material
weaknesses under
standards established
by the American
Institute of Certified
Public Accountants.  A
material weakness is a
condition in which the
design or operation of
one or more of the
internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in amounts
that would be material
in relation to the
financial statements
being audited may
occur and not be
detected within a
timely period by
employees in the
normal course of
performing their
assigned functions.
However, we noted
no matters involving
internal control
and its operation,
including controls
for safeguarding
securities, that
we consider to be
material weaknesses
as defined above as
of July 31, 1998.
This report is
intended solely
for the information
and use of
management and
the Board of
Directors of the
Fund and the
Securities and
Exchange Commission.

To the Shareholders
and Board of Directors
of
Salomon Brothers
2008 Worldwide Dollar Government Term Trust Inc
September 25, 1998


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